EXHIBIT 10.2

                   MANAGED PRESCRIPTION DRUG PROGRAM AGREEMENT

     This Managed Prescription Drug Program Agreement is entered into as of the 31st day of December, 1995, by and between Express Scripts, Inc., a Delaware corporation ("ESI"), and WellPath Community Health Plan, Inc., a North Carolina corporation ("Sponsor").

                                    RECITALS

     1. ESI is in the business of providing, managing and administering prescription drug programs, including the maintenance of a nationwide network of pharmacies, claims administration, mail service dispensing and delivery of prescription drugs, generation of prescription drug management and utilization reports and other pharmacy management services.

     2. Sponsor is engaged in the business of arranging for the provision of health care services pursuant to applicable federal and state laws, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. Sec. 1001 et. seq.) and the Health Maintenance Organization Act of 1973, as amended (42 U.S.C. Section 300e ET SEQ.), the applicable laws of the State of North Carolina and the rules and regulations promulgated thereunder (such rules, laws and regulations, collectively, the "HMO Laws"), to persons enrolled in Sponsor's prepaid health care plans or who participate in employee-funded health plans administered by Sponsor.

     3. Sponsor and ESI desire to enter into an agreement  concerning  the terms
and  conditions   under  which  ESI  will  provide,   manage  and  administer  a
prescription drug program for Sponsor.

                              TERMS AND CONDITIONS

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereto hereby agree as follows:

                                    SECTION I
                                   DEFINITIONS

     The following capitalized terms used in this Agreement shall have the meanings set forth below:

         "Agreement," "hereof" and "hereunder" and words of similar import, refer to this Managed Prescription Drug Program Agreement, including all exhibits hereto, as it may be amended from time to time in accordance herewith.

         "Average Wholesale Price" or "AWP" means the average wholesale price of a prescription drug as determined by the most current issue of First DataBank Services; provided, however, that should such pricing service not be reasonably commercially available at any time, the AWP shall be determined from a mutually agreed upon alternative source generally recognized in the retail drug industry.

         "Copayment" means that portion of the charge for each prescription for a Covered Drug, after the Member's Deductible has been satisfied, that is the responsibility of the Member. The Copayment shall be determined as set forth on EXHIBIT B hereto.

         "Covered Drug" means those prescription drugs, supplies and other items that are covered under the Prescription Drug Program, as indicated on EXHIBIT A hereto.

         "Deductible" means the aggregate annual amount the Member is required to pay for Covered Drugs before becoming entitled to the benefits under the Prescription Drug Program, in addition to Copayments, as set forth on EXHIBIT B.

         "Effective Date" means October 1, 1995.

         "Eligibility Reports" means the reports issued by Sponsor to ESI pursuant to Section 2.2 hereof, which shall indicate the name of each current Member as of the date of such report and such other information as ESI may reasonably request.

         "Extended Day Supply" means a supply of Covered Drugs dispensed by certain Participating Pharmacies that have contracted with ESI to dispense a quantity of Covered Drugs in excess of a 30 day supply but not to exceed a 90 day supply based on applicable statutory requirements. A list of such Participating Pharmacies shall be provided to HMO in accordance with the terms hereof.

         "Formulary" means a list of prescription drugs and preferred products that physicians are encouraged to prescribe, consistent with their professional medical judgment and applicable medical and pharmacy laws and procedures.

         "Identification Card" means a printed identification card issued by Sponsor to a Member containing specific information about such Member and the Plan benefits to which he or she is entitled, provided that, upon Sponsor's request, ESI will issue Identification Cards to selected out-of-area Members.

         "MAC" means the maximum allowable cost of a prescription drug as determined by the United States Health Care Financing Administration, which is established for certain prescription drugs.

         "Mail Service Pharmacy" means a duly licensed pharmacy operated by ESI which dispenses Covered Drugs to Members via the United States Postal Service, United Parcel Service, or other delivery service.

         "Member" is a subscriber or dependent of a subscriber who is enrolled in or participates in a health benefits plan issued or administered by Sponsor, and who is covered by a Rider or similar outpatient prescription drug benefit.

         "Member Submitted Claim Form" means the claim form provided by ESI that the Member must submit to ESI or Sponsor in order to qualify for reimbursement of certain claims under the Prescription Drug Program, as set forth in Section 2.5 hereof.

        "Metropolitan Area" means a city and all of its suburbs within a reasonable commuting distance.

         "MRA" means the average price per generic drug established generally by ESI for certain clients using a variety of factors, including but not limited to the First DataBank's published baseline price and the MAC. ESI periodically updates the MRA from time to time to reflect changes in generic drug prices over time, in its sole discretion.

         "Non-Participating Pharmacy" means any pharmacy that does not have an agreement with ESI to provide Covered Drugs to Members pursuant to the Prescription Drug Program.

         "Non-Participating Pharmacy Claim" shall have the meaning specified in
         Section 2.5 hereof.

         "Participating Pharmacy" means any pharmacy which has executed an agreement with ESI to provide Covered Drugs to Members pursuant to the Prescription Drug Program.

         "Plan" means the Member's health benefits plan that includes the Prescription Drug Program.

         "Prescription Drug Program" means the prescription drug services and benefits specified by Sponsor which are provided to Members under this Agreement.

         "Rider" means a supplement to a Plan under which Members are entitled to the prescription drug benefits described in such supplement.

         "Usual and Customary" means the usual and customary retail price to the general public in a cash transaction at the pharmacy dispensing the Covered Drug on the date such Covered Drug is dispensed.

                                   SECTION II
                           PRESCRIPTION DRUG SERVICES

2.1      ELIGIBILITY OF MEMBERS

     Sponsor shall provide ESI with an Eligibility Report, in a format agreed upon by the parties, of the Members of each Plan at least ten (10) days prior to the effective date of such Plan. From time to time thereafter, but no less frequently than monthly, Sponsor shall provide ESI with an updated Eligibility Report notifying ESI of a Member's addition to or termination from a Plan. Not less than three (3) business days after ESI has received this notification in computer readable form or five (5) business days after ESI has received this notification in writing, ESI shall enter the eligibility data into its computer and thereafter shall (i) deny all claims for Covered Drugs dispensed to Members after the effective date of termination from a Plan and (ii) accept all claims for Covered Drugs dispensed to new Members after the effective date of their eligibility for a Plan.

2.2.     MAIL SERVICE PHARMACY

     Members may present prescriptions for Covered Drugs to the Mail Service Pharmacy. After presentation of such prescription, ESI shall determine whether the Member is eligible for prescription drug benefits, using the Eligibility Reports provided by Sponsor, and whether the prescription is for a Covered Drug. If the prescription and applicable law do not prohibit substitution of a generic drug equivalent to the prescribed drug, or if ESI obtains the consent of the prescriber, ESI shall dispense the generic substitute to the Member. If the prescription and applicable law permit substitution of a generic substitute and ESI fails to dispense the generic substitute, Sponsor shall only be responsible for the generic drug ingredient cost, and not the brand drug ingredient cost. All prescriptions received by the Mail Service Pharmacy will be reviewed prior to filling for potential allergies disclosed to ESI by Member or interactions with other drugs dispensed by the Mail Service Pharmacy or a Participating Pharmacy. If, in the opinion of the dispensing pharmacist, a potentially harmful allergy or drug interaction may exist, the dispensing pharmacist will contact the prescriber to obtain the prescriber's oral consent to fill such prescription. No prescriptions will be refilled without authorization from both the Member and the prescriber. ESI will use its best efforts to fill a prescription within 48 hours of receipt of the prescription at the Mail Service Pharmacy.

     Covered Drugs will be dispensed from the Mail Service Pharmacy in the quantity prescribed by the prescriber, but not to exceed a ninety (90) day supply. ESI shall charge and each Member shall pay the applicable Copayment for each Covered Drug dispensed after any Deductible is satisfied. ESI shall determine when the Deductible is satisfied in accordance with the rates set forth in EXHIBIT C. All prescriptions received by the Mail Service Pharmacy prior to the effective date of termination of the Agreement shall be paid for by Sponsor in accordance with the terms hereof.

2.3      PARTICIPATING PHARMACIES

     (a) NETWORK. Members may fill prescriptions for Covered Drugs through a network of Participating Pharmacies maintained by ESI. EXHIBIT C identifies the ESI network for Sponsor's Prescription Drug Program. ESI shall provide Sponsor with an initial list of the Participating Pharmacies and will notify Sponsor of additions to and deletions from its network of Participating Pharmacies from time to time, but no less frequently than quarterly. Additions to and deletions from the network shall be mutually agreed to by ESI and Sponsor. ESI shall require each Participating Pharmacy to have all licenses and permits required by law for dispensing prescription drugs in the states in which such pharmacy operates, and to comply with all standards and procedures set by ESI with respect to the quality of services provided pursuant to this Agreement.

     (b) CREDENTIALING FILES. ESI shall maintain credentialing files for each participating Pharmacy. These files are established when a pharmacy becomes a
Participating Pharmacy. These files shall contain evidence of licensure and insurance as required by ESI, and in accordance with this Agreement. These files shall also contain records of any complaints received by ESI concerning Participating Pharmacies and any investigation or other action taken by ESI in response to such complaints. Any other materials prepared or maintained by ESI with respect to the quality of service provided by Participating Pharmacies, including reports of any audits pursuant to Section 2.3(e) below, shall also be included in the credentialing files. Each Participating Pharmacy shall (i) be duly licensed in good standing in the state in which it dispenses prescriptions, and (ii) maintain all certifications required by the official and professional boards or bodies having authority over the practice of pharmacy in the applicable states. ESI shall require additional evidence of licensure and insurance from a Participating Pharmacy when a state pharmacy board publication indicates that such pharmacy has had disciplinary action taken against it. ESI shall receive copies of state pharmacy newsletters from all states in which
Participating Pharmacies are located and review these newsletters for disciplinary action. Sponsor shall have the right to audit ESI's credentialing files during regular business hours at Sponsor's cost, upon reasonable prior notice to ESI.

     (c) FILLING A PRESCRIPTION. To fill a prescription for a Covered Drug at a Participating Pharmacy, the Member shall present a valid Identification Card and the prescription at a Participating Pharmacy. The Participating Pharmacy will be required to verify the Member's eligibility through ESI's designated on-line computer system. Participating Pharmacies will be required to dispense Covered Drugs to Members in the amount specified by the prescriber, but not to exceed a thirty (30) day supply, provided that this dispensing limit may be adjusted by Sponsor from time to time, in its sole discretion, upon reasonable notice to ESI, and further provided, that those Participating Pharmacies who have contracted with ESI to dispense an Extended Day Supply shall be permitted to dispense certain maintenance medications in the amount specified by the prescriber, but not to exceed a ninety (90) day supply. After each Member has met his or her Deductible, Participating Pharmacies shall be required to charge the Member and collect the applicable Copayment for each Covered Drug dispensed.

     (d) CLAIMS PROCESSING. ESI shall provide the following claims processing services through its on-line computer system for all claims submitted for approval by Participating Pharmacies.

          - Verification of the eligibility of the Member and any applicable Copayments or Deductibles
          - Verification that the prescriber is an authorized prescriber under the Prescription Drug Program, if Sponsor requests
          -  Verification that the claim is for Covered Drugs
          - Verification that the claim is in compliance with the Formulary, if applicable

In all cases Sponsor shall have the final authority to determine whether any rejected or disputed claim shall be allowed.

     (e) PARTICIPATING PHARMACY AUDITS. ESI shall maintain a set of criteria for establishing when a Participating Pharmacy shall be audited and the type of audit that shall be conducted, whether written or on-site, conducted by ESI's internal auditors or its outside auditor. Such audit shall determine the pharmacy's compliance with its agreement with ESI. Sponsor may request that ESI audit a particular individual or chain pharmacy which is a Participating Pharmacy, which request shall be considered by ESI as one of the audit criteria. Such requests shall be directed to ESI's Provider Relations Department. If Sponsor has a reasonable basis for believing that a Participating Pharmacy may be non-compliant with any quality, quality assurance or quality-of-care standards of ESI, or that the Participating Pharmacy may be engaged in fraudulent activities, Sponsor may require that ESI conduct an audit of the Participating Pharmacy. ESI shall provide Sponsor with a copy of a summary of the audit report produced as a result of such audit on a timely basis.

2.4      PRESCRIPTION DRUG FORMULARIES

     (a) DEVELOPMENT AND PROMOTION. ESI will develop and maintain certain Formularies for use by Sponsor, which will apply to Members who obtain Covered Drugs from both the Mail Service Pharmacy and Participating Pharmacies. These Formularies will be revised from time to time, and periodic newsletters will be prepared at ESI's sole cost for Sponsor to distribute to physicians. In addition, at no additional cost to Sponsor, ESI will meet periodically with Sponsor regarding Formulary matters and, as reasonably requested by Sponsor, meet periodically with physicians to encourage Formulary compliance. ESI will also assist Sponsor in developing and promoting Riders which encourage Formulary compliance. ESI shall have representation on any committee of Sponsor's which evaluates the Formularies developed by ESI.

     Sponsor shall assist in the development and promotion of the Formularies, which shall include the following:

           (i) If appropriate, staff of Sponsor shall participate in the Pharmacy & Therapeutics ("P&T") Committee established by ESI, which will develop and periodically review and revise the Formularies;

          (ii) Develop methodologies for informing physicians concerning the Formularies and encouraging Formulary compliance, including distribution of the
               Formularies, a quarterly newsletter and other communications concerning the Formularies.

     (b) DISEASE MANAGEMENT PROGRAMS SPONSORED BY PHARMACEUTICAL MANUFACTURERS. Sponsor and ESI shall jointly evaluate any disease management program provided by any pharmaceutical manufacturer to ensure consistency with the Formularies developed by ESI prior to the time Sponsor agrees to or enters into any such program with a pharmaceutical manufacturer.

2.5      CLAIMS PROCESSING INVOLVING NON-PARTICIPATING PHARMACIES

     Upon submission of claims in accordance with the terms hereof, ESI shall process claims on behalf of Members for Covered Drugs dispensed by pharmacies other than Participating Pharmacies ("Non-Participating Pharmacy Claims") as provided in Section 2.3(d) hereof. Non-Participating Pharmacy Claims shall also include claims from Members who have obtained prescriptions from Participating Pharmacies without using their Identification Cards. For such a claim to be processed, the Member must submit a hard-copy Member Submitted Claim Form directly to ESI. ESI shall use reasonable efforts to process such claims in accordance with Section 2.3(d) hereof and send a reimbursement to the Member with five (5) business days of the date the completed claim is received.

2.6      MANAGEMENT INFORMATION REPORTS

     On a quarterly basis at no additional charge, ESI shall provide Sponsor with certain management information reports which shall include the information set forth below by employer or covered group:

          -  The Top 100 Drugs Dispensed.
          -  The Number of Generic Drugs Dispensed
          -  Exception Reports for Heavy Utilization
          -  The Average Cost of Prescriptions Filled
          -  Cost by Member number

     ESI will also provide Sponsor with certain standard drug utilization review reports that ESI also provides to other clients, upon Sponsor's request and at no additional charge. As of the date hereof, these reports include the reports set forth on EXHIBIT D hereto.

2.7      CONSULTING SERVICES

     ESI will, for no additional compensation, upon Sponsor's reasonable request, provide quarterly management letters that include interpretation of Management Information Reports and cost analysis of the Prescription Drug Program.

2.8      QUALITY MANAGEMENT/IMPROVEMENT

     ESI agrees to cooperate and require Participating Pharmacies to cooperate with Sponsor's and ESI's quality improvement and quality management programs that are consistent with the managed care industry standards, including but not limited to providing information on quality matters and assisting in the implementation of corrective action plans, provided that Sponsor has provided ESI with copies of such programs.

2.9      COMPLAINTS AND GRIEVANCES

     Any complaints or grievances Sponsor receives from Members with respect to services provided pursuant to this Agreement will be resolved in accordance with Sponsor's procedures; provided, however, that Sponsor agrees to solicit ESI's views in a timely manner on any grievance or complaint concerning ESI or a Participating Pharmacy. ESI agrees to cooperate and require Participating Pharmacies to cooperate in the resolution of Member complaints and grievances. ESI shall provide Sponsor with information concerning Member complaints and grievances and assist in the implementation of corrective action plans.

2.10     RECORDS AND SOFTWARE

     (a) OWNERSHIP OF RECORDS. All records prepared and maintained by ESI or Sponsor in the course of their respective operations, including but not limited to all books of account, enrollment records, administrative records and records pertaining to Plans and Members, shall be and remain the sole property of such entity.

     (b) INSPECTION AND CONFIDENTIALITY OF RECORDS. Sponsor shall have the right, upon reasonable request and at its cost, to inspect during regular working hours any accounting, enrollment, administrative or medical records ESI maintains pursuant to this Agreement regarding Sponsor or any Member to the extent such inspection is permitted by applicable law. Sponsor and ESI shall adopt procedures that seek to preserve the confidentiality of each other's records, and will comply with all applicable laws and regulations regarding such records. Sponsor shall be responsible for maintaining the confidentiality of information available to Sponsor through Sponsor's access to ESI's computer system. Neither Sponsor nor ESI shall disclose information from prescription records of individual Members or information received from the Member's physician pursuant to the physician-patient relationship without such Member's consent, except as required or permitted by applicable law.

     (c) COMPUTER PROGRAMS AND SOFTWARE. The parties agree that any and all computer programs and software and related information, including but not limited to reporting packages, system formats and other system information and user documentation, developed by a party shall remain the property of the party which developed it and the other party will not use such programs, software, and related information, or disclose it to any third party, at any time during or after the term of this Agreement, without the express written consent of the party which developed it. Upon termination of this Agreement, all such programs, software and related information, along with systems, manuals, procedures and equipment provided by one party to the other, shall be returned immediately to the party which provided it.

2.11     ADDITIONAL ESI SERVICES

     (a) ELIGIBLE PRESCRIBER REVIEW. Upon written request of Sponsor with respect to a particular Plan, ESI (with respect to Mail Service Pharmacy prescriptions) and the Participating Pharmacies (with respect to prescriptions Members submit to them) shall verify that the prescriber is a member of Sponsor's closed panel for such Plan based on the most recent eligibility report of prescribers submitted by Sponsor to ESI. If the prescriber is not an eligible prescriber, such claim shall be denied. The eligibility report shall be provided in a mutually acceptable form. Sponsor shall be solely responsible for ensuring the accuracy of the eligibility report provided to ESI, and ESI may rely on such report in processing claims under Section 2.3(d).

     (b) TOLL-FREE CUSTOMER LINE. ESI shall maintain toll-free customer inquiry telephone capability for Members to request the status of their prescriptions and for other purposes.

     (c) ON-CALL PHARMACIST. ESI shall provide a twenty-four (24) hour on-call pharmacist for emergency medical situations.

     (d) ON-LINE ACCESS. ESI shall provide Sponsor with on-line access to ESI's prescription drug claims data base regarding Members for the purpose of permitting Sponsor to look up claims data and make prior authorization determinations with respect to prescription drug claims. All telecommunications related costs as a result of such access shall be borne by Sponsor. Sponsor shall comply with any and all security policies and procedures established by ESI regarding such access. At ESI's request, Sponsor shall execute, and cause specified employees to execute, a security access form. If, as a result of such access, Sponsor obtains any confidential information, Sponsor agrees to keep such information confidential and use it only as permitted by this Agreement, provided that this requirement shall not apply to information that Sponsor possessed prior to receiving it from ESI, or that Sponsor obtains from a third party.


                                   SECTION III
                            FEES; BILLING AND PAYMENT

3.1      FEES.

     The fees for the Prescription Drug Program provided hereunder shall consist of the fees specified in EXHIBIT C of this Agreement.

3.2      BILLING AND PAYMENT

     ESI will bill Sponsor as follows:

                  (i) no more often than weekly for all Covered Drugs sent to Members from the Mail Service Pharmacy, less applicable Copayments and Deductibles;

                  (ii) no more often than weekly, for Covered Drugs dispensed to Members by Participating Pharmacies and for Non-Participating Pharmacy Claims (less applicable Copayments and Deductibles); and

                  (iii) bi-weekly or monthly, at ESI's option, for all other fees specified in EXHIBIT C of this Agreement.

The billings shall be in the form of a readable computer printout or a magnetic tape in a mutually agreed upon format or such other method mutually agreed to by the parties. Sponsor shall pay ESI by wire transfer within one (1) business day of Sponsor's receipt of an ESI bill, except for that portion of the billed amount that is disputed in good faith. Sponsor will give ESI the telephone number and name of the contact person for purposes of the wire transfer. Any disputes regarding billed amounts must be handled in accordance with the provisions of Section 6.9 hereof. Any amount not paid by the due date thereof, including disputed amounts that are subsequently determined to be due, shall bear interest at the prime rate until paid in full; provided that in the case of amounts disputed in good faith in accordance with the procedures set forth in Section 6.9 hereof, interest on disputed amounts which are ultimately paid shall not accrue until the day after ESI disputes in writing Sponsor's adjudication results as presented to ESI in the explanation of benefits.

3.3      LIMITATION ON COLLECTIONS

     Except with respect to Deductibles and Copayments, which are solely the responsibility of the Member, ESI shall look solely to Sponsor for compensation for Covered Drugs and other services provided to Members pursuant to this Agreement. In no event, including but not limited to nonpayment by Sponsor or Sponsor's insolvency or breach of this Agreement, shall ESI bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Members or persons acting on their behalf (other than Sponsor) for services provided pursuant to the Agreement. ESI shall, however, bill Members directly for all non-covered drugs and services, and Deductibles and Copayments. ESI further agrees that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to Termination and shall be construed for the benefit of the Member, and (b) this provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between ESI and Members or any persons acting on their behalf. Any modifications, additions or deletions to the provisions of this section shall become effective on a date no earlier than thirty (30) days after the Commissioner for Insurance for the jurisdiction in question has received written notice of such proposed changes. ESI represents and warrants that ESI's agreement with each Participating Pharmacy shall also contain limitations on such provider substantially identical to those imposed on ESI as set forth in this Section 3.3.

                                   SECTION IV
           INSURANCE; INDEMNIFICATION; COMPLIANCE WITH APPLICABLE LAW

4.1      INSURANCE

     (a) ESI INSURANCE. ESI shall maintain, at its sole expense, such policies of general liability, professional liability and other insurance of the types and in amounts customarily carried by pharmacies of comparable size with respect to their operations. Upon Sponsor's request, ESI shall provide certificates evidencing such insurance coverage. Such coverage shall include, at a minimum, comprehensive general and professional liability insurance coverage in an amount of not less than ten million dollars ($10,000,000) per occurrence and as an annual aggregate, including without limitation, pharmacist's professional liability coverage for such claims for bodily injury as may arise from operation of the Mail Services Pharmacy under this Agreement.

     (b) SPONSOR INSURANCE. Sponsor shall maintain, at its sole expense, such policies of general liability, professional liability and other insurance of the types and in the amounts customarily carried by health maintenance organizations. Upon ESI's request, Sponsor shall provide certificates evidencing such insurance coverage.

     (c)  NOTICES OF CHANGES IN  INSURANCE.  Each  policy  obtained  pursuant to
Section 4.1(a) and (b) hereof shall provide for at least thirty (30) days advance written notice of cancellation or non-renewal to the insured. ESI and Sponsor shall each notify the other in writing promptly if it receives such notice or otherwise learns that its insurance coverage is to be terminated or coverage is to be material reduced but in any event, within the period required by the applicable state law for such notice.

     (d) PARTICIPATING PHARMACY AGREEMENTS. ESI's agreement with each Participating Pharmacy shall require each such pharmacy to maintain comprehensive general and professional liability insurance coverage in an amount of not less than one million dollars ($1,000,000) per occurrence and as an annual aggregate, or, when deemed acceptable by ESI, to have in place an equivalent self-insurance program. ESI shall verify that the Participating Pharmacies have the required insurance coverage during the process of credentialing as described in Section 2.3(b) above.

     (e) NO PARTICIPATING PHARMACY INSURANCE. It is understood and agreed that nothing in this Agreement shall be interpreted to mean that ESI holds or is required to hold liability insurance on behalf of any Participating Pharmacy.

4.2      INDEMNIFICATION

     (a) DEFINITIONS:. As used in this Section 4.2:

                  (i) "Claims" means civil, administrative and criminal actions, claims, suits and legal proceedings of any kind, arising in connection with the performance of this Agreement by Sponsor and ESI, that are brought against an Indemnitee by a third party unaffiliated with such Indemnitee.

                  (ii) "Costs" means damage, settlements, judgement, losses, expenses, interest, penalties, reasonable legal fees and disbursements (including without limitation fees and costs for investigators, expert witnesses and other litigation advisors) and other actual costs incurred by an Indemnitee to investigate, defend or settle a Claim, except that no settlement payment shall be included in Costs unless the Indemnitor has given prior, express written consent to the settlement.

                  (iii) "Indemnitee" means a person or entity entitled to indemnification in accordance with this Section 4.2.

                  (iv) "Indemnitor" means a person or entity who is required to indemnify an Indemnitee in accordance with this Section 4.2.

     (b) INDEMNIFICATION BY SPONSOR. Subject to and in accordance with Section 4.2(d) below, Sponsor shall indemnify and hold harmless ESI, its directors, officers and employees (the "ESI Indemnitees") from and against Claims and Costs resulting from the grossly negligent acts or omissions or intentional misconduct of Sponsor, its directors, officers, employees or authorized agents in connection with the performance of this Agreement: provided, however, that Sponsor shall not be obligated to indemnify or hold harmless ESI Indemnitees to the extent that such Claims or Costs arise from any grossly negligent acts or omissions or intentional misconduct by ESI Indemnitees or persons or entities acting on their behalf, including without limitation the acts or omissions by Participating Pharmacies.

     (c) INDEMNIFICATION BY ESI. Subject to and in accordance with Section 4.2(d) below, ESI shall indemnify and hold harmless Sponsor, its directors, officers, employees and affiliates (the "Sponsor Indemnitees") from and against Claims and Costs resulting from the grossly negligent acts or omissions or intentional misconduct of ESI, its directors, officers, employees or authorized agents in connection with the performance of this Agreement; provided, however, that ESI shall not be obligated to indemnify or hold harmless Sponsor Indemnitees to the extent that such Claims and Costs arise from (i) any grossly negligent acts or omissions or intentional misconduct by Sponsor Indemnitees or persons or entities (other than ESI) acting on their behalf, or (ii) the acts or omissions of Participating Pharmacies or persons or entities (other than ESI) acting on their behalf.

     (d) OTHER CONDITIONS OF INDEMNIFICATION. After receiving written notice of any Claim for which indemnification would be available under this Section 4.2, the Indemnitee shall give written notice thereof to the Indemnitor, except that the Indemnitee need not give such notice if the Indemnitor has otherwise received written notice of the Claim. The Indemnitor may at any time, in its sole discretion, assume the defense of the Claim by giving written notice to the Indemnitee. Beginning at the point when the Indemnitor assumes the defense of the Claim, all future Costs relating to the Claim shall be borne by the Indemnitor, provided that the Indemnitee cooperates with the Indemnitor in the defense of the Claim. If the Indemnitor elects to assume the defense of the Claim, the Indemnitee shall be represented by legal counsel chosen by the Indemnitor. This may be the same counsel representing the Indemnitor, unless the parties cannot appropriately be represented by the same counsel due to actual or potential conflict of interest, in which case the Indemnitor shall choose separate counsel for the Indemnitee.

     Except to the extent the Indemnitor elects to assume the defense of the Claim as provided in this Section 4.2(d), the Indemnitee shall defend the Claim at its own expense, subject to reimbursement by the Indemnitor in accordance with this Section 4.2. The timing of such reimbursement shall be determined by agreement of the parties; if they are unable after good faith negotiations to agree, the issue shall be handled in accordance with Section 6.9 below. Notwithstanding any other provision of this Section 4.2, no indemnification shall be available hereunder (i) for any settlement to which the Indemnitor did not give prior, express written consent, (ii) for any Claim of which Indemnitor did not receive notice as provided in this Section 4.2(d) or (iii) if the Indemnitee fails to cooperate with the Indemnitor in the defense of the Claim.

     Nothing in this Section 4.2 shall change or diminish in any way the statutory or common law rights of any Indemnitee to contribution from any Indemnitor.

     (e) SURVIVAL. With respect to Claims arising during the life of this Agreement, this Section 4.2 shall survive termination (including expiration) of the Agreement for a period of five (5) years following such termination, provided that if the Indemnitee has given the Indemnitor written notice of a potential Claim within such five (5) year period, the indemnification for such Claim provided hereunder shall survive such termination.

4.3      COMPLIANCE WITH LAW

     Sponsor and ESI each hereby acknowledge that it has sole and exclusive responsibility for its obligations under all relevant federal, state and local statutes, ordinances, rules and regulations, and common law obligations, notwithstanding the existence of this Agreement. Sponsor and ESI shall each perform their duties and exercise their rights in accordance with the standards of the managed health care industry applicable to their operations.


                                    SECTION V
                              TERM AND TERMINATION

5.1      TERM

     The initial term of this Agreement shall begin on the Effective Date and extend through and including December 31, 1999, and may be renewed for additional one (1) year terms as provided herein. At least ninety (90) days prior to the end of the initial term or any renewal term, should either Sponsor or ESI desire not to continue this Agreement beyond the end of such term, such party shall so notify the other party in writing. Should neither party so notify the other, this Agreement shall continue with the same terms, covenants, and conditions as are herein contained for an additional one (1) year term.

5.2      CURE PERIOD FOR ALLEGED BREACHES OR DEFAULTS

     In the event either ESI or Sponsor materially breaches or defaults in performance of any of its obligations under this Agreement (other than payment obligations) and good faith efforts to cure such breach or default have not begun within thirty (30) days after the breaching or defaulting party receives written notice thereof, or if good faith efforts to cure have begun within such thirty (30) day period but such cure is not complete within sixty (60) days after receipt of such notice if such breach or default could reasonably be cured within such period, the other party shall have the right by further written notice to pursue the dispute resolutions procedures set forth in Section 6.9 hereof.

5.3      EFFECT OF TERMINATION

     Notwithstanding termination (including expiration) pursuant to Section 5.2 hereof, the rights and obligations of the parties arising as a result of services provided prior to such termination shall remain in full force and effect for period of one (1) year following termination provided that the parties' rights to indemnification under Section 4.2 shall survive as set forth in Section 4.2 hereof. ESI shall complete the processing of prescriptions and claims received by it or by a Participating Pharmacy prior to the effective date of termination of the Agreement.

                                   SECTION VI
                                  MISCELLANEOUS

6.1     NOTICE

     Any notice which may or must be given under the terms of this Agreement must be in writing and shall be deemed effective upon receipt. Such notice must be (i) sent certified or registered mail, return receipt requested, postage prepaid, or (ii) sent by recognized overnight delivery service, in any case and properly addressed to ESI or Sponsor at the address set forth below, or at such other address as either party shall designate by like notice to the other party.

        To Sponsor at:

               WellPath Community Health Plans, Inc.
               6330 Quadrangle Drive, Suite 500
               Chapel Hill, North Carolina 27514
               Attn: Vice President, Network Management

        and to ESI at:

               Express Scripts, Inc.
               14000 Riverport Drive
               St. Louis, Missouri 63043
               Attn: President

Any notice given in the manner specified herein shall be deemed received on the date evidenced by the return receipt card or, in the case of overnight delivery service, other proof of delivery.

6.2.     INDEPENDENT PARTIES

     No provision of this Agreement is intended to create or shall be construed to create any relationship between ESI and Sponsor other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither party, nor any of their respective representatives, shall be construed to be the partner, agent, employee, or representative of the other and neither party shall have the right to make any representations concerning the duties, obligations or services of the other except as consistent with the express terms of this Agreement or as otherwise authorized in writing by the party about which such representation is made.

6.3      SUCCESSORS AND ASSIGNMENTS

     The words ESI and Sponsor as used herein include, apply to, bind and benefit the successors and permitted assigns of ESI and Sponsor. Neither party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other party (which consent may not be unreasonably withheld, qualified or delayed), except that either party may without the other party's consent, assign this Agreement or any of its rights or obligations hereunder to a corporate affiliate of such party; provided, however, that (i) the affiliated assignee or delegatee shall agree, in writing, to be bound by the provisions set forth in Section 6.9 hereof regarding dispute resolution, (ii) no such assignment or delegation shall relieve the party so assigning its rights or delegating its obligations hereunder from its obligations under this Agreement without the written consent of the other party to this Agreement.

6.4      AMENDMENTS

     No modification, alteration, or waiver of any term, covenant, or condition of this Agreement shall be valid unless in writing and signed by both parties or the agents of the parties who are authorized in writing.

6.5      CHOICE OF LAW

     This Agreement shall be construed and governed in all respects according to the internal laws in the State of Missouri.

6.6      WAIVER

     No waiver of a breach of any covenant or condition shall be construed to be a waiver of any subsequent breach. No act, delay or omission done, suffered, or permitted by the parties shall be deemed to exhaust or impair any right, remedy or power of such party hereunder.

6.7      VALIDITY

     Should for any reason any clause or provision of this Agreement (other than Section III) be held or ruled unenforceable or ineffective under the law, such a ruling will in no way affect the validity or enforceability of any other clause or provision of this Agreement.

6.8      THIRD PARTY BENEFICIARY EXCLUSION

     Except as set forth in Section 3.3 hereof, this Agreement is not a third party beneficiary contract and shall not, in any manner whatsoever, increase the rights of any Member or any other person with respect to Sponsor or ESI or the duties of Sponsor or ESI to any Member or any other person or create any rights on behalf of any Member or any other person with respect to ESI or Sponsor. Sponsor and ESI reserve the right to amend or terminate this Agreement without notice to, or consent of, any Member or any other person.

6.9      ARBITRATION

     If ESI and Sponsor are unable to resolve any dispute arising under this Agreement, such dispute shall be resolved by binding arbitration, which, unless the parties otherwise agree in writing shall be conducted in accordance with the following rules:

         (a) INITIATION OF ARBITRATION. Either party may initiate arbitration hereunder by written notice to the other describing in detail the nature of the default or other dispute to be resolved.

     (b) SELECTION OF ARBITRATOR. Unless the parties agree on the selection of the arbitrator within 15 days after initiating the arbitration proceeding, each of ESI and Sponsor shall select its own representative and the two representatives so selected shall select the arbitrator. Each representative and the arbitrator shall be (i) a person with not less than 5 years experience at a senior management level in the managed health care industry, or (ii) an attorney with not less than 10 years experience in managed healthcare law. Neither the representatives nor the arbitrator shall have any present or past affiliation with ESI or Sponsor, or any major shareholder or any member of the senior management or board of directors of ESI of Sponsor.

     (c) TIME AND PLACE OF ARBITRATION. Unless the parties agree otherwise, the arbitration shall occur on a date to be set by the arbitrator, which shall be no more than 30 days after the selection of the arbitrator, and shall be held in New York City.

     (d) EXPENSE OF ARBITRATION. The parties shall bear equally the arbitrator's fee and other costs of arbitration such as rental of the hearing room and costs of a court reporter, and each party shall bear its own costs (including attorneys' fees) incurred in preparation for the arbitration; PROVIDED, HOWEVER, that the arbitrator may award costs and attorneys' fees, in whole or in part, to the prevailing party in his/her discretion.

     (e) TRANSCRIPT. A transcript of the proceedings will be prepared by a licensed court reporter selected by the arbitrator. A copy of the transcript will be made available to the parties prior to any briefing of the issues that the arbitrator may request.

     (f) REMEDIES GENERALLY. The arbitrator shall grant such relief to the non-defaulting party as shall be necessary to put such party in the position such party would have been in absent default. Such relief may include, without limitation, awarding monetary damages for breach, or relieving the non-defaulting party from any further obligation under this Agreement. No punitive damages shall be awarded.

     (g) RULES OF ARBITRATION APPEAL. Except as otherwise provided in this Section, any arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (but not under the auspices of such organization). The arbitrator's award shall be issued within 30 days of the conclusion of the arbitration proceeding and shall be accompanied by written findings of fact and conclusions of law. The arbitrator's award and opinion shall be final and binding on all parties.

6.10.    EFFECT OF AGREEMENT.

     This Agreement supersedes in its entirety any and all written or oral agreements between the parties with respect to the subject matter hereof as to any transactions occurring or circumstances arising after the Effective Date.

     IN WITNESS WHEREOF, the undersigned have executed this Managed Prescription Drug Program Agreement as of the day and year first above written.

                  THIS AGREEMENT CONTAINS A BINDING ARBITRATION
                 PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

EXPRESS SCRIPTS, INC.                WELLPATH COMMUNITY HEALTH PLAN, INC.

By:  /S/ STUART BASCOMB              By:  /S/ ANNA M. LORE

Name: STUART BASCOMB                 Name: ANNA M. LORE

Title:  EXECUTIVE VICE PRESIDENT     Title:  PRESIDENT/CEO

                                    EXHIBIT A
                           COVERED AND EXCLUDED DRUGS


A.  Covered Drugs:

         See applicable Rider or similar description of outpatient prescription drug benefit.


B.  Excluded Drugs:

         See applicable Rider or similar description of outpatient prescription drug benefit.

                                    EXHIBIT B
                           COPAYMENTS AND DEDUCTIBLES

1.      Copayments per prescription:

        PARTICIPATING PHARMACIES COPAYMENT:
               Branded Drugs  $______*
               Generic Drugs   $______*

        MAIL SERVICE PHARMACY COPAYMENT:
               Branded Drugs  $______*
               Generic Drugs   $______*

        MEMBER SUBMITTED CLAIM COPAYMENT
               Branded Drugs  $______*
               Generic Drugs   $______*

ESI's agreements with Participating Pharmacies shall require that where the amount of the Copayment exceeds the Participating Pharmacy's Usual and Customary retail price of the Covered Drug at the time the prescription is filled, such pharmacy shall charge such retail price as full compensation for filling that prescription.

2.       Annual Deductibles

     For Member's Deductibles, see applicable Rider or similar description of outpatient prescription drug benefit.

-----------------------------
*  See applicable Rider or Plan provisions.

                                    EXHIBIT C
                 EXPRESS SCRIPTS PRESCRIPTION DRUG PROGRAM FEES

I. Prescription Drugs dispensed by Participating Pharmacies in the PERxSelecttm Network:

         A.       INGREDIENT COST
                  Brand Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS
                               DOCUMENT AND FILED SEPARATELY WITH THE
                               SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmentalsurcharge, if any.

                  Generic Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM
                                 THIS DOCUMENT AND FILED SEPARATELY WITH THE
                                 SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

         B.       DISPENSING FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

         C.       CLAIMS ADMINISTRATION FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

II.      Prescription Drugs dispensed by ESI's Mail Service Pharmacy:

         A.       INGREDIENT COST

                  Brand Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS
                               DOCUMENT AND FILED SEPARATELY WITH THE
                               SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

                  Generic Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM
                                 THIS DOCUMENT AND FILED SEPARATELY WITH THE
                                 SECURITIES AND EXCHANGE COMMISSION PURSUANT
                                 TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

         B.       DISPENSING FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

         C.       CLAIMS ADMINISTRATION FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES
                  AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

III.     Extended Day Supply dispensed at Participating Pharmacies:

         A.       INGREDIENT COST

                  Brand Drugs:  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS
                                DOCUMENT AND FILED SEPARATELY WITH THE
                                SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

                  Generic Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM
                                 THIS DOCUMENT AND FILED SEPARATELY WITH THE
                                 SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

         B.       DISPENSING FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

         C.       CLAIMS ADMINISTRATION FEE
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

IV.      Member Submitted Claims:

         A.       PRESCRIPTION COST:

                  Actual amount paid by Member for the Covered Drug less the applicable Copayment, and/or Deductible.

         B.       CLAIMS ADMINISTRATION FEE:
                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

V.       Implementation fees:

         [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] for implementation of the Express Scripts program if Sponsor provides ESI with initial Member eligibility on electronic medium in ESI's format. If ESI must create a Member eligibility file by manually entering the data, there will be a [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] implementation fee.

                                    EXHIBIT D
                      DRUG UTILIZATION REVIEW (DUR) REPORTS

         1.       PCP Analysis

         2.       Prescriber Analysis

         3.       Drug Ranking - Number of Scripts by Therapy Class

         4.       Drug Ranking - Amount Paid by Therapy Class

         5.       Drug Ranking Report on YTD Claim Amount
                  Includes Alphabetical Drug List

         6.       Top 40 Prescribers for a Specific Drug

         7.       Pharmacy Dispensing Report

         8.       High Utilization Member Activity Report

         9.       Controlled Substance - High Utilization Member Activity Report

         10.      Network to Mail Order Movement

         11.      Member Ranking Report

         12.      Group and Rider Stratification Report

         13.      Group Claim Activity Report

         14.      Rider Recap by Group

         15.      Rider Recap by Site

         16.      Summary of Prescription Drug Utilization

         17.      Summary of Drug Utilization by Therapy Class

         18. Controlled Substance Prescribing Physician Analysis Report Ranked by # of Rxs

         19.      Top __ Drugs by Generic Class Name - Based on Ingredient Cost

         20.      Top __ Drugs by Generic Class Name - Based on # of Rxs

         21.      Pharmacy DUR Performance Report

                                  ADDENDUM ONE
                           MEDICARE SERVICES ADDENDUM

     This Medicare services addendum ("Medicare Addendum") supplements the Managed Prescription Drug Program Agreement (the "Agreement") between WellPath
Select, Inc., formerly WellPath Community Health Plan, Inc. ("WellPath") and Express Scripts, Inc. ("ESI") to which it is annexed.

     WHEREAS, WellPath intends to enter into an agreement ("Medicare Contract") with the Health Care Financing Administration ("HCFA"), under which WellPath has agreed to provide pre-paid coverage for certain health care services to be provided to Medicare beneficiaries who are members of the WellPath 65 Health Plan; and

     WHEREAS, WellPath and ESI desire to give members of the WellPath 65 Health Plan access to Covered Drugs provided or arranged for by ESI pursuant to the Agreement; and

     WHEREAS, WellPath and ESI desire to incorporate this Medicare Addendum into the Agreement, so as to permit ESI to provide or arrange for Covered Drugs to members of the WellPath 65 Health Plan pursuant to the Agreement as supplemented by this Medicare Addendum.

     NOW THEREFORE, the parties agree as follows:

     1. DEFINITIONS. Terms used in this Medicare Addendum that are defined in the Agreement shall have the definitions contained in the Agreement. Additional terms used in this Medicare Addendum are defined as follows:

                  COMMERCIAL MEMBER means a Member who is not a Medicare Member.

                  MEDICARE-CERTIFIED or MEDICARE CERTIFICATION, as applied to a physician, hospital or other provider of health care services, means that the provider has been approved by HCFA to participate in the Medicare program.

                  MEDICARE MEMBER means a member of the WellPath 65 Health Plan, enrolled pursuant to WellPath's Medicare Contract with HCFA. Except as specified in this Medicare Addendum, all provisions of the Agreement applicable to Members shall apply to Medicare Members.

     2. SERVICES. ESI shall provide or arrange for the provision of Covered Drugs to Medicare Members in accordance with the Agreement as supplemented by this Medicare Addendum. ESI shall and shall require in its provider agreements with Participating Pharmacies that they not discriminate against Medicare Members because of race, color, national origin, ancestry, religion, sex, marital status, sexual orientation, age, health status, source of payment, or by reason of the fact that they are Medicare Members.

     3. PAYMENT FOR SERVICES. WellPath shall compensate ESI for services rendered to Medicare Members in accordance with Section III of the Agreement. ESI shall be responsible for paying Participating Pharmacies for providing and arranging to provide Covered Drugs to Medicare Members, and shall require Participating Pharmacies to look solely to ESI for such payment. Payment of Claims for services rendered to Medicare Members may not be delayed pending receipt of information regarding coordination-of-benefits when WellPath is the secondary plan.

     4. REPORTS AND OTHER INFORMATION

         4.1 REQUIRED REPORTS. WellPath shall prepare and submit to HCFA or any other duly authorized agent of the federal government all legally required reports concerning the provision of Covered Drugs to Medicare Members. ESI shall cooperate with WellPath in the preparation of such reports by providing to WellPath, on a timely basis, all documents, information, data and other materials that ESI is obligated to provide under the Agreement. Any additional documents, information, data or other materials shall be provided at ESI's standard rates.

         4.2 PATIENT RECORDS. WellPath and ESI shall require in the provider agreements with Participating Pharmacies that Participating Pharmacies shall, in accordance with state and federal laws and regulations regarding the confidentiality of patient records, comply with valid requests by HCFA or any other duly authorized agent of the federal government to review and copy records pertaining to the diagnosis, treatment and health of Medicare Members.

         4.3 RECORD RETENTION AND ACCESS. As required by federal law, until the expiration of four (4) years after the provision of any services to Medicare Members under this Medicare Addendum, ESI shall and shall require in its provider agreements with Participating Pharmacies that Participating Pharmacies will make available for inspection, evaluation and audit, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of the Agreement, this Medicare Addendum and any books, documents, records and other data of ESI pertaining to any aspect of such services that may be necessary to evaluate the quality, appropriateness and timeliness of such services and certify the nature and extent of costs incurred by WellPath or ESI in connection with such services to the extent require by law. If ESI performs any of his/her obligations pertaining to Medicare Members under this Medicare Addendum through a subcontract with a related entity, as defined in 42 C.F.R '417.484, ESI will cause such subcontract to contain a clause to the effect that, until the expiration of four (4) years after the provision of any services pursuant to such subcontract, the subcontractor will make available, upon written request of the Secretary of Health and Human Services or the Comptroller General of the United States or any of their duly authorized representatives, copies of said subcontract and any books, documents, records and other data of such subcontractor that may be necessary to evaluate the quality, appropriateness and timeliness of such services and certify the nature and extent of costs incurred by WellPath or ESI in connection with such services to the extent required by law.

     5. TERM AND TERMINATION. This Medicare Addendum will take effect ("Effective Date") on the later of the date this Medicare Addendum is signed by all parties to this Agreement or the effective date of HCFA's approval of HMO's operation as a Medicare Risk contractor, and shall remain in effect until the termination or expiration of the Medicare Contract, the Agreement or this Medicare Addendum, whichever comes first. WellPath shall give ESI notice of the termination or expiration of the Medicare Contract. This Medicare Addendum may be terminated by either party in accordance with the provisions for termination contained in the Agreement. Upon the termination of this Medicare Addendum, the Agreement shall remain in full force and effect with respect to Commercial Members, unless the Agreement has also terminated or expired;

     The termination of this Medicare Addendum shall not prejudice the rights or obligations of either party that accrued before such termination.

     6. ALL OTHER TERMS OF AGREEMENT TO REMAIN UNCHANGED. This Medicare Addendum shall supplement the Agreement and apply solely to Covered Drugs for Medicare Members. Except as specified herein, the terms of the Agreement shall remain in full force and effect and shall govern the provision of Covered Drugs to Medicare Members as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed and delivered this Addendum as of April 7, 1997.

WELLPATH SELECT, INC.                     EXPRESS SCRIPTS, INC.

/S/ ANNA M. LORE                          /S/ STUART BASCOMB
Authorized Signature                      Authorized Signature

ANNA M. LORE                              STUART BASCOMB
Print Name                                Print Name
PRESIDENT/CEO                             EXECUTIVE VICE PRESIDENT
Title                                     Title
APRIL 3, 1997                             APRIL 7, 1997
Date Signed                               Date Signed